EXHIBIT 10.1

          STOCKHOLDERS VOTING AGREEMENT, dated as of March 6, 2006 (this "AGREEMENT"), by and between Public Storage, Inc. ("PARENT") and Charles K. Barbo (the "STOCKHOLDER").

          WHEREAS, Shurgard Storage Centers, Inc. (the "Company"), Parent, and Askl Sub LLC, a Delaware limited liability corporation and a direct or indirect subsidiary of Parent ("MERGER SUB"), propose to enter into an Agreement and Plan of Merger dated as of the date of this Agreement (as the same may be amended or supplemented, the "MERGER AGREEMENT"; terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of the Company with and into Merger Sub (the "MERGER") upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS, the Stockholder beneficially owns 1,216,942 of shares of Company Common Stock, par value $0.001 per share, (such shares of Company Common Stock being referred to herein as the "ORIGINAL SHARES"; the Original Shares, together with any other shares of Company Common Stock, other capital stock of the Company or other voting securities of the Company beneficially owned as of the date hereof as reflected in SCHEDULE A or acquired (of record or beneficially) by such Stockholder after the date of this Agreement and during the term of this Agreement (including through the exercise of any warrants, stock options or similar instruments), being collectively referred to herein as the "SUBJECT SHARES"); and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

          SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. The Stockholder hereby represents and warrants to Parent as follows:

          (a) Authority; Execution and Delivery; Enforceability.

          (i) The Stockholder has all requisite power and authority to execute and deliver this Agreement.

          (ii) This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery by the Stockholder of this Agreement and compliance by the Stockholder with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any Contract to which the Stockholder is a party or any of the Subject Shares are


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subject or (ii) subject to the governmental filings and other matters referred to in the following sentence, any Legal Requirement applicable to the Stockholder or the Subject Shares, other than, in the case of the foregoing clauses (i) and (ii), any such conflicts, violations, breaches, defaults, rights, losses, Liens, entitlements or Legal Requirements that, individually or in the aggregate, would not reasonably be expected to impair the ability of such Stockholder to perform its obligations under this Agreement. No consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder or the compliance by the Stockholder with the provisions of this Agreement, except for (1) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and (2) such other items and consents the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to impair the ability of the Stockholder to perform its obligations under this Agreement.

          (b) THE SUBJECT SHARES. The Stockholder is the beneficial owner of the Original Shares. As of the date of this Agreement, the Stockholder does not own of record any shares of capital stock of the Company other than 415,431 of the Original Shares, nor does the Stockholder beneficially own any shares of capital stock of the Company other than (i) the Original Shares, (ii) shares subject to restricted stock grants and options granted by the Company and (iii) shares held by certain trusts of which the Stockholder is a trustee. The Stockholder has the sole right to vote the Original Shares and, subject to the community property interests of his spouse under the laws of the State of Washington, has the right to sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "TRANSFER") the Original Shares, and none of the Original Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Original Shares, except as set forth in Sections 3 and 4 of this Agreement or as otherwise permitted by this Agreement and except for certain shares subject to a pledge.

          SECTION 2. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to the Stockholder as follows: Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Parent has all requisite corporate power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement (collectively, the "TRANSACTIONS"). The execution and delivery of this Agreement and the Merger Agreement by Parent and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the Merger Agreement or to consummate the Transactions. Each of this Agreement and the Merger Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement and the Merger Agreement and the consummation of the Transactions do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, or give rise to any increased,


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additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the articles of incorporation or by-laws of Parent, (ii) any Contract applicable to Parent or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Legal Requirement applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that, individually or in the aggregate, would not have a Purchaser Material Adverse Effect or impair the ability of Parent to consummate the Transactions or prevent or materially impede or delay the consummation of the Transactions. No consent of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the Transactions, except for (1) any antitrust filings in conjunction with the Merger, (2) filings with the SEC of such documents under the Securities Act and the Exchange Act as may be required in connection with this Agreement, the Merger Agreement and the Merger, (3) the filing of the Articles of Merger with the Secretary of State of the State of Washington and appropriate documents with the relevant authorities of the other jurisdictions in which Parent is qualified to do business, (4) filings with the NYSE and (5) such other items and consents, the failure of which to be obtained or made, individually or in the aggregate, would not have a Purchaser Material Adverse Effect or impair the ability of Parent to consummate the Transactions or prevent or materially impede or delay the consummation of the Transactions.

          SECTION 3. COVENANTS OF THE STOCKHOLDERS. The Stockholder covenants and agrees as follows:

          (a) At any meeting of the stockholders of the Company at which the Merger and the Merger Agreement will be voted upon by the stockholders (whether annual or special, and whether or not an adjourned or postponed meeting), or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, in each case held or occurring prior to termination of this Agreement, the Stockholder shall vote (or cause to be voted) all of the Original Shares of the Stockholder and any other Subject Shares then owned of record and beneficially by the Stockholder: (1) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger, and (2) against any action or agreement that would
(A) result in a breach of any covenant, representation or warranty or any other obligation or agreement under the Merger Agreement or (B) impede, interfere with, delay, discourage, postpone, or adversely affect the Merger or the transactions contemplated thereby.

          (b) The Stockholder hereby covenants and agrees that, after the date of this Agreement and prior to the termination of this Agreement, the Stockholder will not, directly or indirectly, Transfer any of the Original Shares or Subject Shares, or grant any proxy, power-of-attorney or other authorization or interest in or with respect to such Original Shares or Subject Shares, or deposit such Original Shares or Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Original Shares or Subject Shares unless and until the Stockholder shall have taken all actions (including the endorsement of a legend on the certificates evidencing such Original Shares or Subject Shares) necessary to ensure that such Original Shares or Subject Shares shall at all times be subject to the rights, powers and privileges granted or conferred, and subject to all restrictions, covenants and limitations imposed, by this Agreement and shall have caused any transferee of any of the Original Shares or the Subject


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Shares to execute and deliver to the other party hereto, an Agreement and irrevocable proxy consistent with the terms contained herein; provided however, that nothing contained herein shall prevent such Stockholder from Transferring Original Shares or Subject Shares which represent in the aggregate 25,000 shares or less of the outstanding shares of the Company for estate tax planning purposes or to any charitable organization.

          SECTION 4. GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

          (a) Subject to Section 8, the Stockholder hereby severally irrevocably grants to, and appoints, David K. Grant or Jane A. Orenstein, in their respective capacities as designees of the Company or other designees of the Company so designated, and each of them individually, or any of them, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote all of the Stockholder's Subject Shares owned of record by the Stockholder in accordance with Section 3(a)(1) and Section 3(a)(2)(A) of this Agreement.

          (b) The Stockholder represents that any proxies heretofore given in respect of the Stockholder's Original Shares are not irrevocable and that all such proxies are hereby revoked.

          (c) The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. The irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 23B.07.220(4)(e) of the Washington Business Corporation Act.

          SECTION 5. FURTHER ASSURANCES. The Stockholder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as requested by Parent that are necessary to carry out the purpose and intent of this Agreement.

          SECTION 6. CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of any Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder's administrators or successors, and the Stockholder further agrees to take all actions necessary to effectuate the foregoing. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Original Shares shall be adjusted appropriately. In addition, in the event of any other acquisition (of record or beneficially) of additional shares of Company Common Stock, other capital stock of the Company or other voting securities of the Company by the Stockholder (including through the exercise of any warrants, stock options or similar instruments), the


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number of Subject Shares shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of Company Common Stock, other capital stock of the Company or other voting securities of the Company issued to or acquired (of record or beneficially) by the Stockholder directly or indirectly (including through the exercise of any warrants, stock options or similar instruments), other than shares held in a trust of which the Stockholder is a trustee.

          SECTION 7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. Any purported assignment in violation of this Section 7 shall be void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

          SECTION 8. TERMINATION. Except as set forth below, this Agreement (including the irrevocable proxy granted pursuant to Section 4(a)) shall terminate upon the earliest of (i) the Effective Time and (ii) the date of termination of the Merger Agreement. In the event of the termination of this Agreement pursuant to this Section 8, except as set forth herein, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease except that this Section 8 and Sections 9 and 11 shall survive such termination and; PROVIDED, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to termination.

          SECTION 9. GENERAL PROVISIONS.

          (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          (b) NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (ii) on the third Business Day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

          if to Parent:

                        Public Storage, Inc.
                        701 Western Avenue
                        Glendale, CA 91201
                        Attention:  Chief Legal Officer
                        Facsimile:  (818) 548-9288

          With a copy to:

                        Wachtell, Lipton, Rosen & Katz


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                        51 West 52nd Street
                        New York, NY  10019
                        Attention:  Adam O. Emmerich, Esq.
                                    David E. Shapiro, Esq.
                        Facsimile:  (212) 403-2000

          if to the Stockholder:

                        Shurgard Storage Centers, Inc.
                        1155 Valley Street, Suite 400
                        Seattle, Washington 98109
                        Attention:  Jane A. Orenstein, Esq.
                        Facsimile:  (206) 652-3710

          With a copy to:

                        Willkie Farr & Gallagher LLP
                        787 Seventh Avenue
                        New York, New York 10019
                        Attention:  Richard L. Posen, Esq.
                        Facsimile:  (212) 728-9255

          (c) INTERPRETATION; HEADINGS. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a person are also to its permitted successors and assigns.

          (d) EFFECTIVENESS; ENTIRE AGREEMENT. This Agreement shall not be effective until, and shall become effective and binding upon the parties hereto upon, the execution and delivery hereof by Parent and the Stockholder. This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, both written and oral, among such parties or any of them with respect to the subject matter hereof (other than the Merger Agreement). The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

          (e) EXPENSES. Whether or not the Transactions contemplated by this Agreement are consummated, and except as otherwise expressly set forth herein, all legal and


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other costs and expenses incurred in connection with the Transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

          (f) NO THIRD-PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and the persons specified as proxies in Section 4) and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          (g) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict or choice of law.

          (h) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

          (i) AGREEMENT MADE ONLY IN CAPACITY AS STOCKHOLDER. No person executing this Agreement who is or becomes during the term hereof a director, officer or employee of the Company makes any agreement or understanding herein in his or her capacity as such a director, officer or employee of the Company. The Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Subject Shares and nothing herein shall require any action to be taken, or limit or affect any actions taken, by a Stockholder in his or her capacity as an officer, director or employee of the Company.

          (j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

          SECTION 10. ENFORCEMENT; JURISDICTION. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of New York or of any New York state court in the event of any action, suit or proceeding to enforce this Agreement, (b) agrees that it will not attempt to


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deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of New York or a New York state court and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

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          IN WITNESS WHEREOF, Parent and the Stockholder have duly executed this
Agreement, all as of the date first written above.

                                           PUBLIC STORAGE, INC.

                                           by: /s/ Ronald L. Havner, Jr.
                                              ----------------------------------
                                              Name: Ronald L. Havner, Jr.
                                              Title: President and Chief
                                                     Executive Officer



                                           STOCKHOLDER:

                                           CHARLES K. BARBO

                                           by: /s/ Charles K. Barbo
                                              ----------------------------------
                                              Name: Charles K. Barbo
                                              Title: